EXHIBIT 10.14

                   FISHER SCIENTIFIC COMPANY L.L.C. ("FISHER")
                             DISTRIBUTION AGREEMENT
                         (10/1/2007 through 12/31/2009)

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Supplier Information                         Supplier #:     VN00110657
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Supplier Legal Name:   Organic Sales and Marketing Inc.
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EIN #:
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State of Organization  MA
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Address: 114 Broadway        Contact: Name:    Mark McEvoy
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         Raynham, MA 02767            Title:   CFO and Marketing Manager
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                                      E- Mail: mark@organicsalesandmarketing.com
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                                      Phone:   508-823-1117
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                                      Fax:
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Products, Inventory and Warranty

A. This Agreement will cover all OSM Branded Products (Attachment A) sold by Organic Sales and Marketing to Fisher (the "Products"). If Organic Sales and Marketing develops similar or replacement branded products Organic Sales and Marketing will make those branded products available to Fisher under the terms set forth in this Agreement, (except for price which will be agreed upon by Organic Sales and Marketing and Fisher).

B. Until December 31, 2008, Organic Sales and Marketing agrees that Fisher will have the exclusive right to be sole "National Laboratory Distributor" in the United States of the OSM Branded Products as shown on Attachemtn A. This exclusivity will be reviewed annually and awarded based on the meeting of mutually agreed upon non-binding targets. The target for the first year of this contract will be $150,000 in sales at cost. For purposes of this Agreement, the following distributors, and their affiliates and any and all successors in interest to such distributors or their affiliates will be considered to be National Laboratory
      Distributors: VWR Scientific Products Corporation, Allegiance, Sigma Aldrich, Cole-Parmer and Thomas Scientific.

C. Fisher will order Products by placing purchase orders, and Organic Sales and Marketing will fill those orders as set forth in this Agreement. In ordering the Products, Fisher will have no minimum order requirement. Organic Sales and Marketing also understands that Fisher has no annual minimum purchasing commitment.

D. In ordering and invoicing, Organic Sales and Marketing agrees to use an electronic system reasonably acceptable to Fisher (e.g. EDI).

E. If Fisher agrees to stock the Products, Organic Sales and Marketing agrees to accept returns or exchanges of saleable new Product inventory at full acquisition cost with no restocking or handling fees if Fisher reasonably determines that sales are not sufficient to justify inventory levels. Organic Sales and Marketing agrees to pay all associated shipping costs, F.O.B. shipping point. Additionally, Organic Sales and Marketing agrees to repurchase from Fisher at full acquisition cost with no restocking or handling fees any saleable new Product inventory at the time of termination or expiration of this Agreement.

F. Organic Sales and Marketing will provide to Fisher and its customer (as requested) current MSDS for all hazardous Products and product information as requested by Fisher for proper regulatory classification. Organic Sales and Marketing agrees to work in good faith with Fisher to provide the MSDS in product packaging or as otherwise requested by Fisher.

G. Organic Sales and Marketing agrees to extend to Fisher and its customers no less than its standard warranty and product return policies.


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FISHER SCIENTIFIC COMPANY L.L.C. DISTRIBUTION AGREEMENT                   Page 2

H. In the event of breach of any applicable warranty, Organic Sales and Marketing will at Fisher's discretion, (i) repair or replace the Product at Organic Sales and Marketing's expense, or (ii) refund the purchase price, including any applicable shipping charges.

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Pricing, Payment and Rebates

A.    The purchase prices to be charged will be either (i) net purchase price or
      (ii) discount off of Organic Sales and Marketing's annual list price for the Products. These prices or discounts are outlined on Attachment A. The quoted prices include all hazardous materials, refrigeration or other fees, charges or surcharges unless otherwise noted on the attachment.

B. The Attachment A pricing will remain fixed through December 31, 2008. Prices may be increased only once per year to be effective January 1 of the next following year. Price increases will not exceed three percent (3%) per year, and Organic Sales and Marketing will provide written notice of any proposed price increase at least 120 days prior to the effective date. If Organic Sales and Marketing does not provide notice as required, there will be no price increase for the following year.

C. Shipments will be billed at the price in effect at time of order placement. In the event of a price decrease, Organic Sales and Marketing will provide Fisher with a credit for the price reduction with respect to any on-hand inventory or in-transit inventory.

D. Organic Sales and Marketing agrees to negotiate in good faith with Fisher to provide special pricing on large quantities or where required in order for Fisher to meet competition.

E. Payment terms will be 2% - 10 days; 1% - 30 days; Net 60 days from the date of receipt of an accurate invoice.

F. Organic Sales and Marketing agrees to pay to Fisher the volume rebates described on Attachment A. Annual rebates will be paid to Fisher by March 1st of the following year. If Organic Sales and Marketing does not make its rebate payment in a timely manner, Fisher will be permitted to auto-debit Organic Sales and Marketing's account.

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Delivery and Transportation

A. Organic Sales and Marketing will ship the Products F.O.B. Destination point as designated by Fisher freight to be paid by Fisher in accordance with Fisher's routing guide. Unless otherwise stated on Attachment A, Organic Sales and Marketing will not apply any additional fees or charges to Fisher for the shipment of goods.

B. Organic Sales and Marketing will drop ship directly to Fisher's customers as requested by Fisher, at no incremental expense (other than transportation costs). Transportation costs associated with drop shipments requested by Fisher, will be absorbed by Fisher.

C. When shipping any Products with a limited shelf-life, Organic Sales and Marketing will take all necessary measures to ensure that such Products are received by Fisher (or its customers) with at least eight-five (85%) of the remaining shelf-life. Products that do not conform with this requirement will be considered to be defective.

D. Organic Sales and Marketing will ship to Fisher all Products ordered by Fisher within five (5) days of receipt of the purchase order so long as the order size is consistent with historical levels or non-binding forecasts provided by Fisher to Organic Sales and Marketing. If the order size exceeds historical or forecasted levels, Fisher and Organic Sales and Marketing will mutually agree on an acceptable delivery date.

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Sales, Marketing and Technical Support

A. Organic Sales and Marketing will provide to Fisher all reasonable marketing and sales support.

B. Organic Sales and Marketing will provide to Fisher's customers and sales personnel all reasonable technical support.

C. Organic Sales and Marketing will provide Fisher with reasonable quantities of its sales and marketing literature for use by Fisher in the marketing, sale and distribution of the Products.

D. Organic Sales and Marketing will provide Fisher with samples of the Products to assist Fisher with marketing and sales of the Products, as reasonably requested by Fisher.


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FISHER SCIENTIFIC COMPANY L.L.C. DISTRIBUTION AGREEMENT                   Page 3

E. Organic Sales and Marketing agrees to package, label and mark the products as reasonably requested by Fisher including lot numbers, bar codes, serial numbers and expiration dates.

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Miscellaneous Provisions

A. This Agreement will be effective for the initial term stated in the heading of the Agreement. This Agreement will automatically renew for successive twelve (12) month periods unless either party gives written notice at least ninety (90) days prior to the expiration of the initial term and any renewal term of intent not to renew this Agreement.

B. Either party may terminate this Agreement in the event of a material breach of by the other party. In such event, the non-breaching party will provide thirty (30) days written notice of the breach and will provide an opportunity for the breaching party to cure the breach during the notice period.

C. In the event of termination or expiration of this Agreement, Organic Sales and Marketing agrees to continue to sell the Products to Fisher for a period of sixty (60) days following termination of the Agreement provided that if Organic Sales and Marketing terminates this Agreement for cause, Organic Sales and Marketing may require Fisher to provide payment at the time of order placement.

D. Any term of this Agreement that contemplates survival beyond the term of this Agreement will remain enforceable in accordance with its terms notwithstanding the termination or expiration of this Agreement.

E. Organic Sales and Marketing agrees that it will neither solicit nor hire any current employees of Fisher nor any former employees of Fisher who were employed by Fisher during the twelve (12) months preceding such attempted hire or solicitation.

F. Organic Sales and Marketing agrees that it will not use Fisher's name, logo, or trademarks in any manner (including marketing materials, public announcements, press releases, or similar communications) without the express written consent from Fisher.

G. This Agreement specifically incorporates by reference the Procurement Terms and Conditions attached hereto as Attachment B as though they were included in their entirety in this Agreement. This Agreement (including Attachment A) and the Procurement Terms and Conditions comprise the entire agreement between the parties. In ordering and delivery of the Products, Fisher and Organic Sales and Marketing may use their standard forms, but nothing in those forms will in any way modify or amend the terms of this Agreement or the Procurement Terms and Conditions.

Supplier Signature: On File
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Printed Name:
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Title:
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Date:
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Accepted by:        Fisher Scientific Company L.L.C.
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Signature:          On File
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Printed Name:
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Date:
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             FISHER SCIENTIFIC COMPANY L.L.C. DISTRIBUTION AGREEMENT
                                 ATTACHMENT "A"

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Product and Discount Information

Proprietary and confidential information. Attachment on file.


                                 ATTACHMENT "B"

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Procurement Terms and Conditions

Proprietary and confidential information. Attachment on file.